UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Distribution Agreement

On January 10, 2024, AVITA Medical Americas LLC (“AVITA Americas”), a wholly-owned subsidiary of AVITA Medical, Inc., (the “Company”) entered into an exclusive multi-year distribution agreement (“Agreement”) with Stedical Scientific, Inc. (“Stedical Scientific”) to commercialize PermeaDerm® Biosynthetic Wound Matrix in the United States. PermeaDerm is cleared by the Food and Drug Administration as a transparent matrix for use in the treatment of a variety of wound types until healing is achieved.

Under the terms of the agreement, AVITA Americas will hold the exclusive rights to market, sell, and distribute PermeaDerm products, including any future enhancements or modifications, within the United States. The initial term is for five years, with the option to automatically renew for an additional term of five years, contingent upon meeting certain minimums. AVITA Americas also agrees to purchase and maintain minimum quantities of the product to meet the needs of customers and provide monthly and quarterly reporting to Stedical Scientific regarding sales. Purchases of the product from Stedical Scientific do not have the right of return, and AVITA Americas holds title and risk of loss. In accordance with the Agreement, AVITA Americas' gross margin from the sale of PermeaDerm will be 50% of the average sales price.

Minimum Purchase Requirements

AVITA Americas’ purchases from Stedical Scientific are subject to minimum requirements. Stedical Scientific may terminate the Agreement upon one year notice if AVITA Americas (1) fails to reach its minimum purchase obligation for two consecutive years and (2) also fails to cure such shortfall with a cash payment or sufficient purchase of products.

Right of First Negotiation

If at any time during the term of the Agreement, Stedical Scientific receives a written offer from a third-party to acquire more than 50% of Stedical Scientific’s equity or a sale of substantially all of its assets that are the subject of this Agreement (together, a "Change of Control"), or Stedical Scientific intends to explore a Change of Control, AVITA Americas has the option to deliver a binding letter of intent to Stedical Scientific within thirty days to engage in a Change of Control transaction with Stedical Scientific. Stedical Scientific is restricted from accepting any third-party offers during the 30-day notice period, however, Stedical Scientific is under no obligation to accept AVITA Americas’ letter of intent and may enter into a Change of Control transaction with a third-party after the 30-day notice period.

Relocation of Manufacturing

If Stedical Scientific desires to relocate its manufacturing facilities outside the State of California, Stedical Scientific shall offer to assign its manufacturing contract at its existing location to AVITA Americas for a one-time fee payable to Stedical Scientific by AVITA Americas along with a sales-based royalty. Following assignment, other payments to Stedical Scientific will cease and the royalty will be the only recurring payment.

The above description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2024, the Company issued a press release announcing certain preliminary unaudited results for the fourth quarter and full-year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD.

On January 10, 2024, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information under Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	AVITA Medical Announces Preliminary 2023 Financial Highlights, Provides 2024 Financial Guidance and Business Update
99.2	AVITA Medical Announces Exclusive Distribution Agreement with Stedical Scientific
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc

Date:	January 10, 2024	By:	/s/ Donna Shiroma
Donna Shiroma General Counsel